Exhibit 23.2

                  [Letterhead of Carlin, Charron & Rosen, LLP]

We herby consent to the use in this Registration Statement of LocatePLUS Holdings Corporation (the "Company") on Form SB-2 of our report dated March 18, 2004 that contains an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated statements of operations, stockholders' equity and cash flows for each of the year ended December 31, 2003, appearing in the Registration Statement and to the reference to us under the heading "Experts."



CARLIN,  CHARRON  &  ROSEN,  LLP
Worcester,  Massachusetts

February  23,  2006